UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2007

HIRERIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33613	33-0465016
(State or other jurisdiction of	(Commission file number)	(IRS employer identification no.)
incorporation or organization)

5151 California Avenue, Irvine, CA  92617

www.hireright.com

(Address of principal executive offices)

(949) 428-5800

(Telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                         Election of Directors.

On October 2, 2007, the board of directors of HireRight, Inc. (“we” or the “company”) appointed Mr. Richard Eugene Allen to serve as a new Class III director and appointed Mr. John Philip Bowmer to serve as a new Class II director, subject in each case only to their acceptance and agreements to serve, which were received on October 3, 2007.

In addition, the board of directors appointed Mr. Allen to serve on the company’s audit committee, replacing Mr. Cranston R. Lintecum as chairman. Mr. Lintecum will continue to serve as a member of the audit committee. The board of directors has not yet determined which committees, if any, Mr. Bowmer will serve.

Messrs. Allen and Bowmer are not employees of the company and will be entitled to participate in the non-employee director compensation arrangements described in the company’s Form S-1 registration statement (file no. 333-140613) under the heading “Management – Director Compensation.” Under the terms of those arrangements, Messrs. Allen and Bowmer will each receive, among other things, annual compensation of $20,000 per year for his service as a director and a fee of $750 per meeting of the board of directors attended in person or committee of the board that the director attends as a committee member. Mr. Allen, as the chairman of the audit committee, will receive $3,000 per audit committee meeting attended in lieu of the $750 per committee meeting referenced above.

Messrs. Allen and Bowmer are also entitled to participate in our 2007 Long-Term Incentive Plan, pursuant to which they will each be granted a non-statutory stock option to purchase up to 7,777 shares of our common stock. These options will have an exercise price per share equal to the fair market value of our common stock on the date of grant and will vest in equal monthly installments over a two year period, subject to the director’s continuing service on our board of directors.

Pursuant to our Deferred Compensation Plan for Directors, Messrs. Allen and Bowmer will also each be allowed to defer his annual retainer fees into deferred stock units which would vest monthly and be distributed at the earlier of five years or upon the director’s termination of service from our board of directors, unless the director made a different election.

In addition, it is expected that Messrs. Allen and Bowmer will execute our standard form of indemnification agreement for directors and officers of the company.

On October 5, 2007, we issued a news release reporting the appointment of Messrs. Allen and Bowmer as new directors. A copy of the news release is attached to this Current Report as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

99.1	News Release of the Company Regarding Appointment of New Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC.,
a Delaware corporation

Date: October 5, 2007	By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer